                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                  This EMPLOYMENT AGREEMENT is made as of May 6, 2000 (the "Effective Date"), by and between Ventas, Inc., a Delaware corporation (the "Company"), and BRIAN WOOD (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Employee was employed by the Company prior to the Company's spinoff of its healthcare operations to Vencor, Inc. on May 1, 1998 (the "Spinoff") and continued as an officer of the Company after the Spinoff until February, 1999;

                  WHEREAS, in the course of Employee's employment with the Company, Employee was responsible for, among other things, formulation of the Company's tax strategies and preparation of the Company's tax returns;

                  WHEREAS, the Employee's employment was transferred to Vencor, Inc. after the Spinoff although Employee remained an officer of the Company until February, 1999;

                  WHEREAS, after the Spinoff, Employee retained responsibility for the preparation of the Company's tax return for all periods through the period ending December 31, 1998;

                  WHEREAS, the Employee has terminated his employment with Vencor, Inc.;

                  WHEREAS, the Company currently retains Ernst & Young, LLP to perform services that the Employee previously performed for the Company;

                  WHEREAS, the Company desires to reduce its expenses for professional tax services by retaining Employee as an independent contractor to perform, among other things, the services that he previously performed for the Company;

                  WHEREAS, the Company intends to elect Real Estate Investment Trust ("REIT") status under the Internal Revenue Code of 1986, as amended;

                  WHEREAS, the Company desires to retain Employee as an independent contractor to supervise and monitor the Company's status as a REIT; and

                  WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and intending to be legally bound hereby, the Company and Employee agree as follows:

                  1. Employment. The Company hereby agrees to retain the
                     ----------
Employee and the Employee hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Employee shall be employed by the Company on a part-time basis performing the duties generally described in Section 3 below. The principal place for the performance of the Employee's employment shall be the greater Louisville, Kentucky area, although the Employee understands and agrees that he may be required to travel from time to time for business reasons.

                  2.    Term. Unless terminated pursuant to Section 6 hereof,
                        ----
the Employee's employment hereunder shall commence on the date hereof and shall continue during the period ending on the second anniversary of the date hereof (the "Term"); provided, however, that the Employee may terminate this Agreement,
              --------  -------
without further obligation under this Agreement, by giving the Company thirty
(30) days prior written notice.

                  3.    Duties. (a) Employee shall perform his duties, as set
                        ------
forth herein, three (3) days per week for approximately eight (8) hours per day. Subject to the limitations contained in Section 9(b) hereof, Employee's duties shall include, but not be limited to the following, together with such additional duties as may be assigned to the Employee from time to time by the Company's Chief Executive Officer or the Board:

                  (i) advising the Company in connection with all Federal, state, and local tax audits, including, without limitation, the Internal Revenue Service's ("IRS") tax audits arising out of the Company's tax returns for periods through the period ending December 31, 1998, supervising and monitoring the conduct of such tax audits, and any other matters arising with the IRS, thereby reducing the need for the Company's tax consultants that have been hired to perform these duties at significant cost to the Company;

                  (ii) supervising and monitoring the Company's tax consultants;

                  (iii) preparing and executing tax returns, provided the
                                                             --------
         Company has granted Employee the authority for such execution;

                  (iv)  tax planning; and

                  (v) advising the Company on the tax requirements and obligations relative to maintaining its expected status as a REIT.


                  (b) During the Term, the Employee shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity that would violate the covenants set forth in Section 9 hereof, whether or not such activity shall be engaged in for pecuniary profit, except that the Employee may (i) participate in the activities of professional trade organizations related to the business of the Company, (ii) engage in personal investing activities, and (iii) provide consulting services on a part-time basis to other entities, except Vencor, Inc., provided that the activities set forth in these clauses (i), (ii) and (iii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Employee hereunder.

                  4.    Compensation. During the Term, Employee shall be paid a
                        ------------
salary ("Salary"), payable in accordance with the normal payroll procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of $170.00 per hour. Employee may receive increases in his Salary from time to time, as approved by the Board.

                  5.    Benefits; Expenses; Other.
                        -------------------------

                  (a) During the Term, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive benefits under employee benefit plans provided by the Company (including, without limitation, medical, prescription, dental, disability, group life, accidental death and travel accident insurance plans and programs, and incentive, savings and retirement plans and programs, but subject to the terms and conditions of any applicable insurance policies) to the extent and on the same basis as is applicable generally to other employees of the Company.

                  (b) Employee may incur reasonable expenses while performing his duties hereunder, including expenses for entertainment, travel and similar items. The Company shall reimburse Employee for all such reasonable expenses in accordance with the Company's reimbursement policies and procedures.

                  (c) At no expense to Employee, the Company will furnish to Employee the following items which are to be used solely in the performance of the services hereunder to be rendered: (i) an office at the Company's headquarters, (ii) administrative support, (iii) technical supplies, support and equipment (including a laptop computer), (iv) tax materials and resources for research, and (v) access to NAREIT events and materials relating to tax.

                  6.    Termination of Employment.
                        -------------------------

                  (a)   Death or Disability. Employee's employment shall
                        -------------------
terminate automatically upon Employee's death during the Term. If the Company determines in good faith that the Disability of Employee has occurred during the Term (pursuant to the definition of Disability set forth below), it may give to Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Employee shall not have returned to performance of his duties as set forth in this Agreement for a period of two (2) months. For purposes of this Agreement, "Disability" shall mean Employee's absence from the performance of his duties hereunder for a period of 30 consecutive days that Employee is scheduled to work.

                  (b)   Cause. The Company may terminate Employee's employment
                        -----
during the Term with Cause. For purposes of this Agreement, "Cause" shall mean
(i) Employee's conviction of, or plea of nolo contendere to, a crime involving
                                         ---- ----------
moral turpitude; or (ii) Employee's willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such breaching conduct is in the best interests of the Company and its affiliates; provided that the grounds stated in subsection (ii) shall be
                --------
effective
only if the Board adopts a resolution by a vote of at least 75% of its members so finding after giving the Employee and his attorney an opportunity to be heard by the Board. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Employee in good faith and in the best interests of the Company.

                  (c)   Notice of Termination. Any termination by the Company
                        ---------------------
for Cause shall be communicated by Notice of Termination given in accordance with this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated and (iii) specifies the intended termination date.

                  (d)   Date of Termination. Notwithstanding anything contained
                        -------------------
herein to the contrary, "Date of Termination" means (i) if Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination and (ii) if Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

                  7.    Obligations of the Company Upon Termination. Following
                        -------------------------------------------
any termination of Employee's employment hereunder, the Company shall pay Employee, or his designated beneficiary in the event of Employee's death, his Salary through the Date of Termination and any amounts owed to Employee pursuant to the terms and conditions of this Agreement. In the event the Company terminates Employee's employment without Cause, the Company shall pay Employee an amount equal to the difference between four hundred thousand dollars ($400,000) and the total amount that the Company has paid to Employee as his Salary during the period that begins on the Effective Date and ends on the effective date of Employee's termination of employment. See insert on page 4A attached hereto and made a part hereof by this reference. [TRR, BKW]

                  8.    Indemnification. The Company shall indemnify, defend and
                        ---------------
hold the Employee harmless from and against any liability, damages, costs and expenses (including attorneys' fees) in connection with any claim, cause of action, investigation, litigation or proceeding involving him by reason of his having been an agent or employee of the Company, except to the extent it is judicially determined that the Employee has committed an act giving rise to such claim, cause of action, investigation, litigation or proceeding that triggers the Company's right to terminate this Agreement for Cause, whether or not the Company has actually terminated this Agreement for Cause.

                  9.    Covenants of Confidentiality.
                        ----------------------------

                  (a)   With Respect to the Company. During the course of
                        ---------------------------
Employee's employment with the Company and after any termination of employment, regardless of the reason for the termination, Employee, except as may be directed by the Company in the performance of his duties or as may be required by the order of a court or tribunal requiring disclosure of such information, agrees that he shall not use, disseminate, disclose or publish,

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INSERT AS LAST SENTENCE OF SECTION 7
------------------------------------

Notwithstanding anything to the contrary contained herein, the amount to be deducted from the $400,000 in the preceding sentence shall never exceed an amount equal to $3,846.15 multiplied by the number of weeks in the period from the Effective Date through the Date of Termination.


                                      4A
directly or indirectly, any Confidential Information (as defined herein) obtained by him (i) while providing services to the Company under or in connection with this Agreement, (ii) while employed by the Company prior to the Spinoff, and (iii) while providing services to the Company after the Spinoff to and until his resignation from the Company in February, 1999. Employee shall notify the Company in the event that any disclosure of Confidential Information is sought pursuant to the order of any court or tribunal. Employee further agrees to assist the Company in developing and preserving the Confidential Information. For purposes of this Agreement, "Confidential Information" means all proprietary information of any kind or nature and in any form concerning the Company's assets, strategies, financial matters, the quality of its financial performance, all financial software, data and pricing information relevant to the Company's operations, all business and marketing plans and financial projections, information protected by the Company's attorney/client, work product, or tax advisor/audit privilege, tax matters and information, negotiations with third parties, methods, policies, processes, formulas, techniques, know-how and other knowledge, trade practices, trade secrets, customers, lists of customers, lists of suppliers, representatives, information regarding the Company's bank accounts, credit agreement, and information regarding its directors or officers or their personal affairs.

                  (b)   With Respect to Others. Employee shall not disclose to
                        ----------------------
the Company, or seek to induce the Company to use, confidential or privileged information belonging solely to others and obtained by Employee while employed by anyone other than the Company ("Restricted Information"); provided that in no event shall Restricted Information include information of any kind or nature (privileged, confidential or otherwise) that the Company acquired from any other source or is entitled to access by law or under the terms of a written contract or which was obtained by the Employee while employed by the Company prior to the Spinoff. Employee shall not owe a fiduciary duty to the Company with respect to any Restricted Information. In addition, Employee covenants not to, and understands that he is not expected to, utilize in the course of his employment with the Company any Restricted Information. Employee will not bring onto Company property, or utilize in the course of his employment with the Company, any physical property belonging solely to any former employer of the Employee (other than the Company), including but not limited to floppy disks, manuals and notebooks or other physical copies or manifestations of the Restricted Information. Employee will both (i) properly inform the Company if any work assigned to, or expected of, the Employee at the Company would result in the utilization by the Company or the Employee of the Restricted Information, and
(ii) decline to perform any such work.

                  (c)   Retention of Special Counsel. In the event Employee
                        ----------------------------
provides the Company with notice as described in Section 9(b)(i) above, the Company may require Employee to retain counsel ("Special Counsel"), in accordance with the following procedures, to determine whether the information to be utilized is Restricted Information:

                  (i) Special Counsel shall be chosen by the Employee, subject to the Company's reasonable approval, and shall represent only the Employee so as to create an attorney/client privilege between Employee and Special Counsel. The Company shall be responsible for paying the Special Counsel's fees.

                  (ii) If Special Counsel renders an opinion that such information is not Restricted Information, Employee shall complete the work assigned to, or expected of, him using such information. If Employee refuses to complete the work assigned to, or expected of, him using such information, the Company may consider such refusal to be a willful and material breach of the Employee's duties and responsibilities committed in bad faith, so that the Company shall have grounds to terminate the Employee for Cause.

                  (iii) If Special Counsel is unable to render an opinion that such information is not Restricted Information, Employee shall decline to complete the work assigned to, or expected of, him using such information. Under these circumstances, the Company shall not consider such refusal to be a willful and material breach of the Employee's duties and responsibilities committed in bad faith and shall not have grounds to terminate the Employee for Cause.

                  10.   Return of the Company's Materials. Employee acknowledges
                        ---------------------------------
that all documents, records, notebooks, training manuals, policies and procedures manuals, files, computer generated data, computer software and systems, photocopies, personal notes taken during the course of employment, letters, financial statements and analyses and other similar items that contain or are derived from any Confidential Information, whether prepared by Employee or others, whether in summary form or otherwise, are and shall remain the property of the Company. On termination of Employee's employment with the Company, Employee shall immediately deliver to the Company all such material (including any copies thereof) then in Employee's possession or under his control.

                  11.   Specific Performance; Waiver; Severability. Employee
                        ------------------------------------------
agrees that in addition to all other rights and remedies which may be available to the Company because of any breach by Employee of Sections 9 and 10 of this Agreement, the Company shall have the right to enforce Sections 9 and 10 of this Agreement by specific performance and enjoin or restrain any breach of Sections 9 and 10 of this Agreement by Employee. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by either party. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

                  12.   Disputes. Any dispute or controversy arising under, out
                        --------
of, or in connection with this Agreement shall, at the election and upon written demand of either party, be finally determined and settled by binding arbitration in the City of Louisville, Kentucky, in accordance with the Labor Arbitration rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. The Company shall pay all costs of the arbitration and all reasonable attorneys' and accountants' fees of the Employee in connection therewith, including any litigation to enforce any arbitration award.

                  13.   Successors.
                        ----------

                  (a) This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, or any business of the Company for which Employee's services are principally performed, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  14.   Notices. Any notice required or permitted to be given
                        -------
under this Agreement shall be in writing and shall be deemed to have been duly given when delivered or sent by telephone facsimile transmission, personal or overnight couriers, or registered mail with confirmation of receipt, addressed as follows:

                  If to Employee:
                  --------------
                  Brian Wood
                  14600 Golden Leaf Place
                  Louisville, KY 40205

                  If to Company:
                  -------------
                  Ventas, Inc.
                  4360 Brownsboro Road, Suite 115
                  Louisville, KY  40207-1642
                  Attn:  General Counsel

                  15.   Entire Agreement; Amendment. This instrument contains
                        ---------------------------
the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter hereof. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by Employee and such officer of the Company specifically designated by the Board.

                  16.   Representations and Warranties of the Employee. The
                        ----------------------------------------------
Employee represents and warrants to the Company as follows:


                  (a) This Agreement, upon execution and delivery by the Employee, will be duly executed and delivered by the Employee and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Employee enforceable against the Employee in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Employee (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Employee. Without limiting the generality of the foregoing, the Employee is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Employee's ability to engage in any business or to solicit or hire the employees of any person.

                  (c) The representations and warranties of the Employee contained in this Section 14 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  17.   Governing Law. This Agreement shall be construed in
                        -------------
accordance with and governed by the laws of the State of Kentucky.


                  18.   Headings. The headings in this Agreement are for
                        --------
convenience only and shall not be used to interpret or construe its provisions.

                  19.   Counterparts. This Agreement may be executed in two or
                        ------------
more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   VENTAS, INC.



                                   By:    /s/ T. Richard Riney
                                       ---------------------------------
                                          T. Richard Riney
                                          Executive Vice President



                                   /s/ Brian K. Wood
                                   -------------------------------------
                                   Brian Wood